DRYDEN MUNICIPAL BOND FUND
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                                December 18, 2007





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Dryden Municipal Bond Fund (the "Fund")
          File No.:  811-4930


Ladies and Gentlemen:

     Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for fiscal period ended October 31, 2007. The form was filed electronically via the EDGAR System.


                                   Very truly yours,



                                    /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of December 2007.




                   DRYDEN MUNICIPAL BOND FUND



Witness:    /s/ Louanna P. Lanier             By:    /s/ Jonathan
D. Shain
            Louanna P. Lanier           Jonathan D. Shain
                                   Assistant Secretary